Earnings Release AND Supplemental Information

FOURTH QUARTER 2025

Reynolds Bend | Atlanta, GA

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 2

Earnings Press Release

Invitation Homes Reports Fourth Quarter and Full Year 2025 Results
Dallas, TX, February 18, 2026 — Invitation Homes Inc. (NYSE: INVH) (“Invitation Homes,” “we,” “our,” and “us”), the nation’s premier single-family home leasing and management company, today announced our Fourth Quarter (“Q4”) 2025 and Full Year (“FY”) 2025 financial and operating results.

Q4 2025 and FY 2025 Highlights
•Year over year in Q4 2025, total revenues increased 4.0% to $685 million, total property operating and maintenance costs increased 7.2% to $245 million, and net income available to common stockholders increased 1.0% to $144 million, or $0.24 per diluted common share. In FY 2025, total revenues increased 4.2% to $2,729 million, total property operating and maintenance costs increased 5.4% to $986 million, and net income available to common stockholders increased 29.5% to $587 million, or $0.96 per diluted common share.
•Year over year, Q4 2025 Core FFO per share increased 1.3% to $0.48 and AFFO per share remained generally flat at $0.41. FY 2025 Core FFO per share increased 1.7% to $1.91, and AFFO per share increased 1.8% to $1.63.
•Q4 2025 Same Store NOI increased 0.7% year over year on 1.7% Same Store Core Revenues growth and 4.0% Same Store Core Operating Expenses growth. FY 2025 Same Store NOI grew 2.3% year over year on 2.4% Same Store Core Revenues growth and 2.6% Same Store Core Operating Expenses growth.
•Q4 2025 Same Store Average Occupancy was 95.9%, a reduction of 90 basis points year over year. FY 2025 Same Store Average Occupancy was 96.8%, down 50 basis points year over year.
•Q4 2025 Same Store renewal rent growth of 4.2% and Same Store new lease rent growth of (4.1)% resulted in Same Store blended rent growth of 1.8%. FY 2025 Same Store renewal rent growth of 4.6% and Same Store new lease rent growth of (0.6)% drove Same Store blended rent growth of 3.1%.
•During Q4 2025, all 368 of our wholly owned acquisitions were newly-constructed homes purchased from various homebuilders for $123 million, highlighting our continued focus on supporting new housing supply; we also sold 315 wholly owned homes for $138 million. During FY 2025, almost all of our 2,410 wholly owned acquisitions totaling $812 million were bought through our homebuilder relationships, while we sold 1,356 wholly owned homes for $534 million, frequently to families purchasing for their own use.
•As previously announced, on October 28, 2025, our board of directors authorized a share repurchase program pursuant to which we may acquire shares of our common stock up to an aggregate purchase price of $500 million (the “Share Repurchase Program”). During Q4 2025, we repurchased 2,232,685 shares for a total cost of approximately $61 million. Subsequent to year end, during January 2026, we repurchased additional shares such that to date, we have repurchased a total of 3,635,324 shares for a total cost of approximately $100 million.
•Subsequent to quarter end and as previously announced, on January 14, 2026, we acquired ResiBuilt Homes, LLC (“ResiBuilt”) for a contract price of $89 million plus up to $7.5 million in potential incentive-based earn-out payments tied to third-party fee-build performance. The transaction adds existing and future fee-building opportunities, provides options to acquire approximately 1,500 well-located lots, and enables ResiBuilt to serve as an in-house development general contractor for new build-to-rent communities. The acquisition is expected to be modestly accretive to our 2026 AFFO per share.

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States (“GAAP”). These measures are defined herein and, as applicable, reconciled to the most comparable GAAP measures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 3

Comments from Chief Executive Officer Dallas Tanner
“Invitation Homes delivered solid performance in 2025 while continuing to provide families with high‑quality single‑family homes and professional service in desirable neighborhoods. In a housing market shaped by persistent structural forces, we play a constructive role in offering a lower‑cost, flexible alternative to homeownership and by helping expand supply through our homebuilder partnerships and our newly-acquired purpose‑built rental development platform, ResiBuilt. Many of the households we serve include essential workers such as teachers, nurses, and firefighters, underscoring the importance of providing well‑located, attainable homes in the communities where they work.

“With a strong balance sheet, disciplined capital allocation, and a value proposition that continues to resonate with families seeking the benefits of a single-family home for lease, we remain focused on delivering sustainable long‑term growth. We will continue working constructively with policymakers to support broader housing affordability and availability, and remain committed to consistent execution, strong results, and long‑term value creation for our residents, associates, and stockholders.”

Financial Results

Net Income, FFO, Core FFO, and AFFO Per Share — Diluted

	Q4 2025	Q4 2024	FY 2025	FY 2024
Net income	$0.24	$0.23	$0.96	$0.74
FFO	0.45	0.36	1.80	1.50
Core FFO	0.48	0.47	1.91	1.88
AFFO	0.41	0.41	1.63	1.60

Net Income
Net income per common share — diluted for Q4 2025 was $0.24, compared to net income per common share — diluted of $0.23 for Q4 2024. Total revenues and total property operating and maintenance expenses for Q4 2025 were $685 million and $245 million, respectively, compared to $659 million and $228 million, respectively, for Q4 2024.

Net income per common share — diluted for FY 2025 was $0.96, compared to net income per share — diluted of $0.74 for FY 2024. Total revenues and total property operating and maintenance expenses for FY 2025 were $2,729 million and $986 million, respectively, compared to $2,619 million and $935 million, respectively, for FY 2024.

Core FFO
Year over year, Core FFO per share for Q4 2025 increased 1.3% to $0.48, primarily due to NOI growth. Year over year, Core FFO per share for FY 2025 increased 1.7% to $1.91, primarily due to NOI growth.

AFFO
Year over year, AFFO per share for Q4 2025 remained generally flat at $0.41. Year over year, AFFO per share for FY 2025 increased 1.8% to $1.63, primarily due to the increase in Core FFO per share described above.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 4

Operating Results

Same Store Operating Results Snapshot

Number of homes in Same Store Portfolio:	76,819

	Q4 2025	Q4 2024	FY 2025	FY 2024
Core Revenues growth (year over year)	1.7%		2.4%
Core Operating Expenses growth (year over year)	4.0%		2.6%
NOI growth (year over year)	0.7%		2.3%

Average Occupancy	95.9%	96.8%	96.8%	97.3%
Bad Debt % of gross rental revenue	0.8%	0.8%	0.7%	0.8%
Turnover Rate	5.6%	5.2%	22.8%	22.8%

Rental Rate Growth (lease-over-lease):
Renewals	4.2%	4.1%	4.6%	4.9%
New Leases	(4.1)%	(2.2)%	(0.6)%	0.9%
Blended	1.8%	2.2%	3.1%	3.8%

Same Store NOI
For the Same Store Portfolio of 76,819 homes, Same Store NOI for Q4 2025 increased 0.7% year over year on Same Store Core Revenues growth of 1.7% and Same Store Core Operating Expenses growth of 4.0%.

FY 2025 Same Store NOI increased 2.3% year over year on Same Store Core Revenues growth of 2.4% and Same Store Core Operating Expenses growth of 2.6%.

Same Store Core Revenues
Q4 2025 Same Store Core Revenues growth of 1.7% year over year was primarily driven by a 2.4% increase in Average Monthly Rent, and a 7.2% increase in other income, net of resident recoveries, partially offset by a 90 basis point year over year decline in Average Occupancy.

FY 2025 Same Store Core Revenues growth of 2.4% year over year was primarily driven by a 2.7% increase in Average Monthly Rent, a 6.2% increase in other income, net of resident recoveries, and a 10 basis point improvement in Same Store Bad Debt, partially offset by a 50 basis point year over year decline in Average Occupancy.

Same Store Core Operating Expenses
Q4 2025 Same Store Core Operating Expenses increased 4.0% year over year, attributable to a 7.9% increase in controllable expenses and a 1.9% increase in fixed expenses.

FY 2025 Same Store Core Operating Expenses increased 2.6% year over year, driven by a 3.9% increase in controllable expenses and a 1.9% increase in fixed expenses.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 5

Investment and Property Management Activity
During Q4 2025, all 368 of our wholly owned acquisitions were newly-constructed homes purchased from various homebuilders for $123 million, highlighting our continued focus on supporting new housing supply; we also sold 315 wholly owned homes for $138 million. During FY 2025, almost all of our 2,410 wholly owned acquisitions totaling $812 million were bought through our homebuilder relationships, while we sold 1,356 wholly owned homes for $534 million, frequently to families purchasing for their own use.

During Q4 2025, our joint ventures acquired 122 homes for $41 million and sold 13 homes for $6 million. During FY 2025, our joint ventures acquired 500 homes for $175 million and sold 116 homes for $52 million.

A summary of our owned and/or managed homes is included in the following table:

Summary of Homes Owned and/or Managed as of December 31, 2025

	Number of Homes Owned and/or Managed as of 9/30/2025	Acquired or Added In Q4 2025	Disposed or Subtracted In Q4 2025	Number of Homes Owned and/or Managed as of 12/31/2025
Wholly owned homes	86,139	368	(315)	86,192
Joint venture owned homes	7,897	122	(13)	8,006
Managed-only homes	16,151	—	(285)	15,866
Total homes owned and/or managed	110,187	490	(613)	110,064

Subsequent to quarter end and as previously announced, on January 14, 2026, we acquired ResiBuilt for a contract price of $89 million plus up to $7.5 million in potential incentive-based earn-out payments tied to third-party fee-build performance. ResiBuilt is a leading build-to-rent developer in high-growth markets across the Southeast, having delivered more than 4,200 homes in Georgia, Florida, and the Carolinas since 2018. Its 70-person team, including Co-founder and President Jay Byce, have joined Invitation Homes and will continue operating under the ResiBuilt brand. The transaction adds existing and future fee-building opportunities, provides options to acquire approximately 1,500 well-located lots, and enables ResiBuilt to serve as an in-house development general contractor for new build-to-rent communities. The acquisition is expected to be modestly accretive to our 2026 AFFO per share.

Balance Sheet and Capital Markets Activity
As of December 31, 2025, we had $1,735 million in available liquidity through a combination of unrestricted cash and undrawn capacity on our revolving credit facility. In addition, our total indebtedness of $8,458 million consisted of 83.6% unsecured debt and 16.4% secured debt; 93.8% of our total debt was fixed rate or swapped to fixed rate; approximately 90% of our wholly owned homes were unencumbered; and our Net debt / TTM adjusted EBITDAre was 5.3x. We have no debt reaching final maturity before June 2027.

On October 28, 2025, our board of directors authorized a Share Repurchase Program pursuant to which we may acquire shares of our common stock up to an aggregate purchase price of $500 million. Repurchases under the Share Repurchase Program will be made at our discretion and are not required or guaranteed. The timing and actual number of shares repurchased will depend on a variety of factors, including price, corporate and regulatory requirements, market conditions, and other liquidity needs and priorities. The Share Repurchase Program does not have an expiration date.

During the year ended December 31, 2025, we repurchased 2,232,685 shares for a total cost of approximately $61 million, including legal fees and commissions. Subsequent to year end, during January 2026, we repurchased additional shares such that to date, we have repurchased a total of 3,635,324 shares for a total cost of approximately $100 million.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 6

FY 2026 Guidance
Set forth below are our current expectations with respect to FY 2026 Core FFO per share — diluted and AFFO per share — diluted, in addition to our underlying assumptions. In accordance with SEC rules, we do not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance expense. Additionally, a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store Core Revenues growth, Same Store Core Operating Expenses growth, and Same Store NOI growth to the comparable GAAP financial measures cannot be provided without unreasonable effort because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of our ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, net casualty losses and reserves, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance period.

FY 2026 Guidance Summary

	FY 2026 Guidance Range	FY 2026 Guidance Midpoint	FY 2025 Actual Results	FY 2025 Guidance Midpoint
Core FFO per share — diluted	$1.90 - $1.98	$1.94	$1.91	$1.92
AFFO per share — diluted	$1.60 - $1.68	$1.64	$1.63	$1.62

Same Store Core Revenues growth (1)	1.3% - 2.5%	1.9%	2.4%	2.5%
Same Store Core Operating Expenses growth (2)	3.0% - 4.0%	3.5%	2.6%	2.75%
Same Store NOI growth	0.3% - 2.0%	1.15%	2.3%	2.25%

Wholly owned acquisitions (3)	$150 - $350 million	$250 million	$812 million	$800 million
JV acquisitions (3)	$50 - $150 million	$100 million	$175 million	$150 million
Wholly owned dispositions	$450 - $650 million	$550 million	$534 million	$500 million

(1)Same Store Core Revenues growth guidance assumes FY 2026 (i) Average Occupancy in a range of 96.0% to 96.6% and (ii) average Bad Debt in a range of 60 to 80 basis points.
(2)Same Store Core Operating Expenses growth guidance assumes a year over year increase in FY 2026 (i) property taxes in a range of 4% to 5%; (ii) insurance expenses in a range of 10% to 12%; and (iii) all other expenses in a range of approximately 1.0% to 2.0%.
(3)Excludes our acquisition of ResiBuilt in January 2026.

Bridge from FY 2025 Results to FY 2026 Guidance Midpoint
Core FFO Per Share
FY 2025 reported result	$1.91

Impact from changes in:
Same Store NOI (4)	$0.03
Non-Same Store NOI	0.01
ResiBuilt contribution, net (5)	0.02
Construction lending income	0.01
Capital markets activity (6)	—
JV and 3PM fees, net	(0.02)
Advocacy costs and other (7)	(0.02)
Total change	$0.03

FY 2026 guidance midpoint	$1.94

(4)Based on the 2026 Same Store pool, consisting of 78,662 homes as of January 2026.
(5)Represents fee-build income net of incremental expenses associated with the ResiBuilt platform.
(6)Includes the net impact of changes in cash interest expense, interest income, and share repurchases.
(7)Advocacy costs are included within G&A.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 7

Earnings Conference Call Information
We have scheduled a conference call at 11:00 a.m. Eastern Time on February 19, 2026, to review Q4 2025 and FY 2025 results, discuss recent events, and conduct a question-and-answer session. The domestic dial-in number is 1-888-330-2384, and the international dial-in number is 1-240-789-2701. The conference ID is 7714113.

Listen-only participants are encouraged to join the conference call via a live audio webcast, which is available online from our investor relations website at www.invh.com. Following the conclusion of the earnings call, we will post a replay of the webcast to our website for one year.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on our Investor Relations website at www.invh.com.

About Invitation Homes
Invitation Homes, an S&P 500 company, is the nation’s premier single-family home leasing and management company, meeting changing lifestyle demands by providing access to high-quality homes with valued features such as close proximity to jobs and access to good schools. Our purpose, Unlock the Power of Home™, reflects our commitment to providing living solutions and Genuine CARE™ to the growing share of people who count on the flexibility and savings of leasing a home.

Investor Relations Contact	Media Relations Contact

Scott McLaughlin	Kristi DesJarlais
844.456.INVH (4684)	844.456.INVH (4684)
IR@InvitationHomes.com	Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties that may impact our financial condition, results of operations, cash flows, business, associates, and residents, including, among others, risks inherent to the single-family rental industry and our business model, macroeconomic factors beyond our control, federal, state, and local laws, regulations, executive actions, and policy initiatives, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association (“HOA”) fees and insurance costs, poor resident selection and defaults and non-renewals by our residents, our dependence on third parties for key services, risks related to the evaluation of properties, performance of our information technology systems, development and use of artificial intelligence, risks related to our indebtedness, risks related to the potential negative impact of fluctuating global and United States economic conditions (including inflation and imposition or increase of tariffs and trade restrictions by the United States and foreign countries), uncertainty in financial markets (including as a result of events affecting financial institutions), geopolitical tensions, natural disasters, climate change, and public health crises. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under Part I.  Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”), as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release, in the Annual Report, and in our other periodic filings. The forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 8

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	December 31, 2025	December 31, 2024
	(unaudited)
Assets:
Investments in single-family residential properties, net	$17,274,622	$17,212,126
Cash and cash equivalents	129,971	174,491
Restricted cash	224,894	245,202
Goodwill	258,207	258,207
Investments in unconsolidated joint ventures	254,561	241,605
Other assets, net	538,035	569,320
Total assets	$18,680,290	$18,700,951

Liabilities:
Secured debt, net	$1,384,114	$1,385,573
Unsecured notes, net	4,398,921	3,800,688
Term loan facilities, net	2,451,985	2,446,041
Revolving facility	145,000	570,000
Accounts payable and accrued expenses	230,350	247,709
Resident security deposits	184,536	180,866
Other liabilities	317,492	277,565
Total liabilities	9,112,398	8,908,442

Equity:
Stockholders’ equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding as of December 31, 2025 and 2024	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 610,788,732 and 612,605,478 outstanding as of December 31, 2025 and 2024, respectively	6,108	6,126
Additional paid-in capital	11,128,590	11,170,597
Accumulated deficit	(1,610,981)	(1,480,928)
Accumulated other comprehensive income	6,415	60,969
Total stockholders’ equity	9,530,132	9,756,764
Non-controlling interests	37,760	35,745
Total equity	9,567,892	9,792,509
Total liabilities and equity	$18,680,290	$18,700,951

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 9

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts)

	Q4 2025	Q4 2024	FY 2025	FY 2024
Revenues:	(unaudited)	(unaudited)	(unaudited)
Rental revenues	$592,493	$576,632	$2,363,802	$2,300,389
Other property income	71,095	61,418	278,155	248,575
Management fee revenues	21,662	21,080	87,339	69,978
Total revenues	685,250	659,130	2,729,296	2,618,942

Expenses:
Property operating and maintenance	244,823	228,464	985,587	935,273
Property management expense	39,485	39,238	149,130	137,490
General and administrative	23,697	23,939	95,250	90,612
Interest expense	90,878	95,158	353,327	366,070
Depreciation and amortization	189,875	181,912	746,933	714,326
Casualty losses, impairment, and other	311	47,563	11,443	82,925
Total expenses	589,069	616,274	2,341,670	2,326,696

Gain on sale of property, net of tax	54,463	103,019	218,235	244,550
Losses from investments in unconsolidated joint ventures	(3,717)	(5,665)	(11,607)	(28,445)
Other, net	(1,877)	3,360	(4,345)	(52,986)

Net income	145,050	143,570	589,909	455,365
Net income attributable to non-controlling interests	(496)	(460)	(1,985)	(1,448)

Net income attributable to common stockholders	144,554	143,110	587,924	453,917
Net income available to participating securities	(246)	(169)	(960)	(753)

Net income available to common stockholders — basic and diluted	$144,308	$142,941	$586,964	$453,164

Weighted average common shares outstanding — basic	612,879,916	612,679,152	612,948,321	612,551,317
Weighted average common shares outstanding — diluted	612,999,873	613,247,740	613,177,806	613,631,617

Net income per common share — basic	$0.24	$0.23	$0.96	$0.74
Net income per common share — diluted	$0.24	$0.23	$0.96	$0.74

Dividends declared per common share	$0.30	$0.29	$1.17	$1.13

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 10

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q4 2025	Q4 2024	FY 2025	FY 2024
Net income available to common stockholders	$144,308	$142,941	$586,964	$453,164
Net income available to participating securities	246	169	960	753
Non-controlling interests	496	460	1,985	1,448
Depreciation and amortization of real estate assets	184,877	178,063	728,652	699,474
Impairment on depreciated real estate investments	223	176	657	506
Net gain on sale of previously depreciated investments in real estate	(54,463)	(103,019)	(218,235)	(244,550)
Depreciation and net gain on sale of investments in unconsolidated joint ventures	2,829	4,403	7,845	14,479
FFO	$278,516	$223,193	$1,108,828	$925,274

Core FFO Reconciliation	Q4 2025	Q4 2024	FY 2025	FY 2024
FFO	$278,516	$223,193	$1,108,828	$925,274
Non-cash interest expense related to amortization of deferred financing costs, loan discounts, and non-cash interest expense from derivatives (1)	8,322	12,474	26,808	44,681
Share-based compensation expense	7,293	7,109	27,830	27,918
Legal settlements	—	—	—	77,000
Severance expense	352	249	2,772	637
Casualty losses and reserves, net (1)	125	47,526	10,924	82,700
Gains on investments in equity and other securities, net	(249)	(8)	(318)	(1,046)
Core FFO	$294,359	$290,543	$1,176,844	$1,157,164

AFFO Reconciliation	Q4 2025	Q4 2024	FY 2025	FY 2024
Core FFO	$294,359	$290,543	$1,176,844	$1,157,164
Recurring Capital Expenditures (1)	(40,503)	(35,665)	(173,472)	(170,927)
AFFO	$253,856	$254,878	$1,003,372	$986,237

Net income available to common stockholders
Weighted average common shares outstanding — diluted	612,999,873	613,247,740	613,177,806	613,631,617

Net income per common share — diluted	$0.24	$0.23	$0.96	$0.74

FFO, Core FFO, and AFFO
Weighted average common shares and OP Units outstanding — diluted	615,552,680	615,561,350	615,643,476	615,881,670

FFO per share — diluted	$0.45	$0.36	$1.80	$1.50

Core FFO per share — diluted	$0.48	$0.47	$1.91	$1.88

AFFO per share — diluted	$0.41	$0.41	$1.63	$1.60

(1)Includes our share from unconsolidated joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 11

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income	Q4 2025	Q4 2024	FY 2025	FY 2024
Common shares — basic	612,879,916	612,679,152	612,948,321	612,551,317
Shares potentially issuable from vesting/conversion of equity-based awards	119,957	568,588	229,485	1,080,300
Total common shares — diluted	612,999,873	613,247,740	613,177,806	613,631,617

Weighted average amounts for FFO, Core FFO, and AFFO	Q4 2025	Q4 2024	FY 2025	FY 2024
Common shares — basic	612,879,916	612,679,152	612,948,321	612,551,317
OP units — basic	2,099,937	1,979,009	2,068,892	1,954,212
Shares potentially issuable from vesting/conversion of equity-based awards	572,827	903,189	626,263	1,376,141
Total common shares and units — diluted	615,552,680	615,561,350	615,643,476	615,881,670

Period end amounts for Core FFO and AFFO	December 31, 2025
Common shares	610,788,732
OP units	2,099,937
Shares potentially issuable from vesting/conversion of equity-based awards	1,238,852
Total common shares and units — diluted	614,127,521

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — As of December 31, 2025
($ in thousands) (unaudited)
				Wtd Avg	Wtd Avg
				Interest	Years to
Debt Structure	Balance		% of Total	Rate (1)	Maturity (2)
Secured:
Fixed (3)	$1,388,399		16.4%	4.0%	2.6
Floating — swapped to fixed	—		—%	—%	—
Floating	—		—%	—%	—
Total secured	1,388,399		16.4%	4.0%	2.6

Unsecured:
Fixed	4,450,000		52.6%	3.8%	6.3
Floating — swapped to fixed	2,100,000		24.8%	4.0%	3.8
Floating	520,000		6.2%	4.5%	4.1
Total unsecured	7,070,000		83.6%	3.9%	5.4

Total Debt:
Fixed + floating swapped to fixed (3)	7,938,399		93.8%	3.9%	5.0
Floating	520,000		6.2%	4.5%	4.1
Total debt	8,458,399		100.0%	3.9%	4.9
Unamortized discounts on notes payable	(24,171)
Deferred financing costs, net	(54,208)
Total debt per Balance Sheet	8,380,020
Retained and repurchased certificates	(55,499)
Cash, ex-security deposits and letters of credit (4)	(167,472)
Deferred financing costs, net	54,208
Unamortized discounts on notes payable	24,171
Net debt	$8,235,428

Leverage Ratios	December 31, 2025
Net Debt / TTM Adjusted EBITDAre	5.3	x

Credit Ratings	Ratings	Outlook
Fitch Ratings	BBB+	Stable
Moody’s Investors Service	Baa2	Stable
S&P Global Ratings	BBB	Stable

Unsecured Facilities Covenant Compliance (5)			Unsecured Public Bond Covenant Compliance (6)
	Actual	Requirement		Actual	Requirement
Total leverage ratio	29.4%	≤ 60%	Aggregate debt ratio	35.4%	≤ 65%
Secured leverage ratio	5.8%	≤ 45%	Secured debt ratio	5.6%	≤ 40%
Unencumbered leverage ratio	27.5%	≤ 60%	Unencumbered assets ratio	305.2%	≥ 150%
Fixed charge coverage ratio	4.3x	≥ 1.5x	Debt service ratio	4.6x	≥ 1.5x
Unsecured interest coverage ratio	5.2x	≥ 1.75x

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(b) (Continued)

(1)Includes the impact of interest rate swaps in place and effective as of December 31, 2025. For additional information regarding the Company’s interest rate swaps, please refer to Note 8—Derivative Instruments in the Company’s most recently filed Form 10-Q or Form 10-K.
(2)Assumes all extension options are exercised.
(3)For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.
(4)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.
(5)Covenant calculations are specifically defined in our Amended and Restated Revolving Credit and Term Loan Agreement, and summarized in the “Glossary and Reconciliations” section below. For the purpose of calculating property value in applicable covenant metrics, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.
(6)Covenant calculations are specifically defined in our Supplemental Indentures to the Base Indenture for our Senior Notes, which are summarized in the “Glossary and Reconciliations” section below. Property values for the purpose of applicable covenant metrics are calculated based on undepreciated book value.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 2(c)

Debt Maturity Schedule — As of December 31, 2025
($ in thousands) (unaudited)

		Unsecured Debt
	Secured	Unsecured	Term Loan	Revolving		% of
Debt Maturities, with Extensions (1)	Debt	Notes	Facilities	Facility	Total	Total
2026	$—	$—	$—	$—	$—	—%
2027	988,013	—	—	—	988,013	11.7%
2028	—	750,000	—	—	750,000	8.9%
2029	—	—	1,750,000	145,000	1,895,000	22.4%
2030	—	450,000	725,000	—	1,175,000	13.9%
2031	400,386	650,000	—	—	1,050,386	12.4%
2032	—	600,000	—	—	600,000	7.1%
2033	—	950,000	—	—	950,000	11.2%
2034	—	400,000	—	—	400,000	4.7%
2035	—	500,000	—	—	500,000	5.9%
2036	—	150,000	—	—	150,000	1.8%
2037	—	—	—	—	—	—%
	1,388,399	4,450,000	2,475,000	145,000	8,458,399	100.0%
Unamortized discounts on notes payable	(527)	(23,644)	—	—	(24,171)
Deferred financing costs, net	(3,758)	(27,435)	(23,015)	—	(54,208)
Total per Balance Sheet	$1,384,114	$4,398,921	$2,451,985	$145,000	$8,380,020

(1)Assumes all extension options are exercised.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 3(a)

Same Store Portfolio Core Operating Detail
($ in thousands) (unaudited)

			Change		Change			Change
	Q4 2025	Q4 2024	YoY	Q3 2025	Seq	FY 2025	FY 2024	YoY
Revenues:
Rental revenues (1)	$541,411	$533,505	1.5%	$543,540	(0.4)%	$2,169,784	$2,122,262	2.2%
Other property income, net (1)(2)	23,016	21,470	7.2%	23,074	(0.3)%	90,878	85,594	6.2%
Core Revenues	564,427	554,975	1.7%	566,614	(0.4)%	2,260,662	2,207,856	2.4%

Fixed Expenses:
Property taxes	95,437	91,185	4.7%	98,280	(2.9)%	388,443	373,805	3.9%
Insurance expenses	8,157	10,276	(20.6)%	8,391	(2.8)%	36,213	41,440	(12.6)%
HOA expenses	10,354	10,385	(0.3)%	10,316	0.4%	40,740	41,458	(1.7)%
Total Fixed Expenses	113,948	111,846	1.9%	116,987	(2.6)%	465,396	456,703	1.9%

Controllable Expenses:
Repairs and maintenance, net (3)	23,934	22,600	5.9%	30,429	(21.3)%	100,445	98,591	1.9%
Personnel, leasing and marketing	20,611	20,544	0.3%	20,190	2.1%	82,093	83,133	(1.3)%
Turnover, net (3)	10,268	9,008	14.0%	11,641	(11.8)%	39,650	38,418	3.2%
Utilities and property administrative, net (3)	9,646	7,560	27.6%	8,363	15.3%	32,262	24,754	30.3%
Total Controllable Expenses	64,459	59,712	7.9%	70,623	(8.7)%	254,450	244,896	3.9%

Core Operating Expenses	178,407	171,558	4.0%	187,610	(4.9)%	719,846	701,599	2.6%

Net Operating Income	$386,020	$383,417	0.7%	$379,004	1.9%	$1,540,816	$1,506,257	2.3%

(1)All rental revenues and other property income are reflected net of Bad Debt.
(2)Represents other property income net of all resident recoveries, which are reimbursements of charges for which residents are responsible. Same Store resident recoveries totaled $40,893, $34,949, $42,443, $161,024, and $141,702 for Q4 2025, Q4 2024, Q3 2025, FY 2025, and FY 2024, respectively.
(3)These expenses are presented net of applicable resident recoveries.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(b)

Same Store Quarterly Operating Trends
(unaudited)

	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024

Average Occupancy	95.9%	96.6%	97.3%	97.3%	96.8%
Turnover Rate	5.6%	6.1%	6.1%	5.0%	5.2%
Trailing four quarters Turnover Rate	22.8%	22.4%	22.3%	22.5%	22.8%
Average Monthly Rent	$2,471	$2,460	$2,442	$2,428	$2,413
Rental Rate Growth (lease-over-lease):
Renewals	4.2%	4.5%	4.6%	5.2%	4.1%
New leases	(4.1)%	(0.6)%	2.2%	—%	(2.2)%
Blended	1.8%	3.0%	4.0%	3.7%	2.2%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 4

Wholly Owned Portfolio Characteristics — As of and for the Quarter Ended December 31, 2025 (1)
(unaudited)

	Number of Homes	Average Occupancy	Average Monthly Rent	Average Monthly Rent PSF	Percent of Revenue
Western United States:
Southern California	7,100	94.7%	$3,231	$1.89	10.8%
Northern California	3,997	96.7%	2,812	1.78	5.5%
Seattle	3,908	96.7%	2,957	1.54	5.6%
Phoenix	9,200	95.6%	2,081	1.22	9.2%
Las Vegas	3,391	95.9%	2,256	1.15	3.7%
Denver	2,954	91.9%	2,651	1.44	3.6%
Western US Subtotal	30,550	95.4%	2,631	1.50	38.4%

Florida:
South Florida	8,058	94.4%	3,147	1.68	11.8%
Tampa	9,702	94.1%	2,302	1.22	10.8%
Orlando	6,973	94.4%	2,288	1.22	7.6%
Jacksonville	2,158	92.3%	2,200	1.11	2.2%
Florida Subtotal	26,891	94.0%	2,549	1.35	32.4%

Southeast United States:
Atlanta	12,624	94.7%	2,117	1.02	12.6%
Carolinas	6,157	93.7%	2,117	1.01	6.2%
Southeast US Subtotal	18,781	94.4%	2,117	1.02	18.8%

Texas:
Houston	2,559	90.7%	1,954	0.99	2.3%
Dallas	3,554	91.9%	2,248	1.11	3.8%
Texas Subtotal	6,113	91.1%	2,132	1.06	6.1%

Midwest United States:
Chicago	2,448	94.2%	2,559	1.59	2.8%
Minneapolis	1,035	93.7%	2,466	1.26	1.2%
Midwest US Subtotal	3,483	94.1%	2,531	1.48	4.0%

Other (2):	374	76.6%	2,072	1.08	0.3%

Total / Average	86,192	94.3%	$2,452	$1.30	100.0%
Same Store Total / Average	76,819	95.9%	$2,471	$1.32	91.2%

(1)All data is for the total wholly owned portfolio, unless otherwise noted.
(2)As of December 31, 2025, all of these homes were newly-constructed and located in San Antonio, Salt Lake City, Austin, or Nashville.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 5(a)

Same Store Core Revenues Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, Q4 2025	# Homes	Q4 2025	Q4 2024	Change	Q4 2025	Q4 2024	Change	Q4 2025	Q4 2024	Change
Western United States:
Southern California	6,569	$3,231	$3,121	3.5%	97.6%	98.3%	(0.7)%	$63,611	$61,830	2.9%
Northern California	3,830	2,812	2,750	2.3%	97.6%	98.3%	(0.7)%	32,320	31,873	1.4%
Seattle	3,874	2,957	2,897	2.1%	97.1%	97.6%	(0.5)%	34,166	33,710	1.4%
Phoenix	8,579	2,072	2,049	1.1%	95.7%	97.1%	(1.4)%	53,576	53,274	0.6%
Las Vegas	2,953	2,257	2,216	1.9%	96.2%	96.6%	(0.4)%	20,032	19,658	1.9%
Denver	2,432	2,654	2,563	3.6%	94.8%	96.5%	(1.7)%	18,958	18,725	1.2%
Western US Subtotal	28,237	2,636	2,574	2.4%	96.6%	97.5%	(0.9)%	222,663	219,070	1.6%

Florida:
South Florida	7,710	3,163	3,079	2.7%	95.6%	96.4%	(0.8)%	71,879	70,239	2.3%
Tampa	8,034	2,319	2,296	1.0%	95.9%	96.0%	(0.1)%	56,017	54,958	1.9%
Orlando	6,325	2,285	2,250	1.6%	95.5%	96.9%	(1.4)%	43,362	43,237	0.3%
Jacksonville	1,886	2,206	2,175	1.4%	95.9%	97.1%	(1.2)%	12,461	12,455	—%
Florida Subtotal	23,955	2,573	2,526	1.9%	95.7%	96.5%	(0.8)%	183,719	180,889	1.6%

Southeast United States:
Atlanta	11,724	2,115	2,057	2.8%	95.5%	96.1%	(0.6)%	72,530	71,212	1.9%
Carolinas	5,199	2,128	2,066	3.0%	95.4%	96.9%	(1.5)%	33,035	32,381	2.0%
Southeast US Subtotal	16,923	2,119	2,060	2.9%	95.4%	96.4%	(1.0)%	105,565	103,593	1.9%

Texas:
Houston	1,756	1,929	1,894	1.8%	95.9%	96.7%	(0.8)%	10,217	10,024	1.9%
Dallas	2,530	2,294	2,278	0.7%	95.3%	96.0%	(0.7)%	17,387	17,274	0.7%
Texas Subtotal	4,286	2,144	2,120	1.1%	95.5%	96.3%	(0.8)%	27,604	27,298	1.1%

Midwest United States:
Chicago	2,393	2,558	2,419	5.7%	95.4%	97.2%	(1.8)%	17,484	17,058	2.5%
Minneapolis	1,025	2,469	2,345	5.3%	94.5%	95.3%	(0.8)%	7,392	7,067	4.6%
Midwest US Subtotal	3,418	2,532	2,397	5.6%	95.1%	96.7%	(1.6)%	24,876	24,125	3.1%

Total / Average	76,819	$2,471	$2,413	2.4%	95.9%	96.8%	(0.9)%	$564,427	$554,975	1.7%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
Seq, Q4 2025	# Homes	Q4 2025	Q3 2025	Change	Q4 2025	Q3 2025	Change	Q4 2025	Q3 2025	Change
Western United States:
Southern California	6,569	$3,231	$3,213	0.6%	97.6%	98.6%	(1.0)%	$63,611	$63,963	(0.6)%
Northern California	3,830	2,812	2,800	0.4%	97.6%	97.9%	(0.3)%	32,320	32,433	(0.3)%
Seattle	3,874	2,957	2,953	0.1%	97.1%	98.4%	(1.3)%	34,166	34,467	(0.9)%
Phoenix	8,579	2,072	2,066	0.3%	95.7%	96.7%	(1.0)%	53,576	54,064	(0.9)%
Las Vegas	2,953	2,257	2,252	0.2%	96.2%	96.5%	(0.3)%	20,032	20,106	(0.4)%
Denver	2,432	2,654	2,633	0.8%	94.8%	96.1%	(1.3)%	18,958	19,169	(1.1)%
Western US Subtotal	28,237	2,636	2,626	0.4%	96.6%	97.5%	(0.9)%	222,663	224,202	(0.7)%

Florida:
South Florida	7,710	3,163	3,147	0.5%	95.6%	96.3%	(0.7)%	71,879	72,103	(0.3)%
Tampa	8,034	2,319	2,319	—%	95.9%	95.8%	0.1%	56,017	56,095	(0.1)%
Orlando	6,325	2,285	2,280	0.2%	95.5%	96.2%	(0.7)%	43,362	43,724	(0.8)%
Jacksonville	1,886	2,206	2,196	0.5%	95.9%	96.8%	(0.9)%	12,461	12,588	(1.0)%
Florida Subtotal	23,955	2,573	2,566	0.3%	95.7%	96.1%	(0.4)%	183,719	184,510	(0.4)%

Southeast United States:
Atlanta	11,724	2,115	2,103	0.6%	95.5%	96.3%	(0.8)%	72,530	72,637	(0.1)%
Carolinas	5,199	2,128	2,109	0.9%	95.4%	96.4%	(1.0)%	33,035	33,005	0.1%
Southeast US Subtotal	16,923	2,119	2,105	0.7%	95.4%	96.3%	(0.9)%	105,565	105,642	(0.1)%

Texas:
Houston	1,756	1,929	1,924	0.3%	95.9%	96.1%	(0.2)%	10,217	10,190	0.3%
Dallas	2,530	2,294	2,292	0.1%	95.3%	95.1%	0.2%	17,387	17,376	0.1%
Texas Subtotal	4,286	2,144	2,140	0.2%	95.5%	95.5%	—%	27,604	27,566	0.1%

Midwest United States:
Chicago	2,393	2,558	2,521	1.5%	95.4%	96.3%	(0.9)%	17,484	17,328	0.9%
Minneapolis	1,025	2,469	2,435	1.4%	94.5%	95.0%	(0.5)%	7,392	7,366	0.4%
Midwest US Subtotal	3,418	2,532	2,495	1.5%	95.1%	95.9%	(0.8)%	24,876	24,694	0.7%

Total / Average	76,819	$2,471	$2,460	0.4%	95.9%	96.6%	(0.7)%	$564,427	$566,614	(0.4)%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — FY
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, FY 2025	# Homes	FY 2025	FY 2024	Change	FY 2025	FY 2024	Change	FY 2025	FY 2024	Change
Western United States:
Southern California	6,569	$3,193	$3,082	3.6%	98.3%	98.4%	(0.1)%	$253,490	$243,832	4.0%
Northern California	3,830	2,792	2,722	2.6%	98.2%	98.4%	(0.2)%	129,483	125,887	2.9%
Seattle	3,874	2,943	2,862	2.8%	97.8%	98.0%	(0.2)%	137,024	133,789	2.4%
Phoenix	8,579	2,065	2,039	1.3%	96.9%	97.5%	(0.6)%	216,217	213,702	1.2%
Las Vegas	2,953	2,244	2,193	2.3%	96.9%	97.3%	(0.4)%	80,251	78,517	2.2%
Denver	2,432	2,623	2,535	3.5%	96.3%	97.7%	(1.4)%	76,400	75,087	1.7%
Western US Subtotal	28,237	2,616	2,548	2.7%	97.5%	97.9%	(0.4)%	892,865	870,814	2.5%

Florida:
South Florida	7,710	3,133	3,028	3.5%	96.5%	97.0%	(0.5)%	287,471	278,860	3.1%
Tampa	8,034	2,311	2,283	1.2%	96.0%	96.8%	(0.8)%	223,686	221,799	0.9%
Orlando	6,325	2,272	2,230	1.9%	96.6%	97.1%	(0.5)%	174,686	171,649	1.8%
Jacksonville	1,886	2,190	2,161	1.3%	96.9%	97.3%	(0.4)%	50,221	49,634	1.2%
Florida Subtotal	23,955	2,556	2,499	2.3%	96.4%	97.0%	(0.6)%	736,064	721,942	2.0%

Southeast United States:
Atlanta	11,724	2,093	2,028	3.2%	96.4%	96.9%	(0.5)%	290,138	282,391	2.7%
Carolinas	5,199	2,101	2,044	2.8%	96.6%	97.2%	(0.6)%	131,954	128,222	2.9%
Southeast US Subtotal	16,923	2,096	2,033	3.1%	96.5%	97.0%	(0.5)%	422,092	410,613	2.8%

Texas:
Houston	1,756	1,918	1,874	2.3%	96.5%	97.3%	(0.8)%	40,863	40,033	2.1%
Dallas	2,530	2,288	2,258	1.3%	95.8%	96.8%	(1.0)%	69,832	69,020	1.2%
Texas Subtotal	4,286	2,136	2,100	1.7%	96.1%	97.0%	(0.9)%	110,695	109,053	1.5%

Midwest United States:
Chicago	2,393	2,499	2,383	4.9%	96.7%	97.7%	(1.0)%	69,624	67,174	3.6%
Minneapolis	1,025	2,417	2,312	4.5%	95.4%	96.5%	(1.1)%	29,322	28,260	3.8%
Midwest US Subtotal	3,418	2,475	2,362	4.8%	96.3%	97.3%	(1.0)%	98,946	95,434	3.7%

Total / Average	76,819	$2,450	$2,386	2.7%	96.8%	97.3%	(0.5)%	$2,260,662	$2,207,856	2.4%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q4 2025	Q4 2025	Q4 2024	Change	Q4 2025	Q4 2024	Change	Q4 2025	Q4 2024	Change	Q4 2025	Q4 2024
Western United States:
Southern California	$63,611	$61,830	2.9%	$16,766	$16,440	2.0%	$46,845	$45,390	3.2%	73.6%	73.4%
Northern California	32,320	31,873	1.4%	8,359	8,003	4.4%	23,961	23,870	0.4%	74.1%	74.9%
Seattle	34,166	33,710	1.4%	9,172	8,452	8.5%	24,994	25,258	(1.0)%	73.2%	74.9%
Phoenix	53,576	53,274	0.6%	10,891	9,562	13.9%	42,685	43,712	(2.3)%	79.7%	82.1%
Las Vegas	20,032	19,658	1.9%	4,673	4,549	2.7%	15,359	15,109	1.7%	76.7%	76.9%
Denver	18,958	18,725	1.2%	3,952	3,728	6.0%	15,006	14,997	0.1%	79.2%	80.1%
Western US Subtotal	222,663	219,070	1.6%	53,813	50,734	6.1%	168,850	168,336	0.3%	75.8%	76.8%

Florida:
South Florida	71,879	70,239	2.3%	28,186	27,158	3.8%	43,693	43,081	1.4%	60.8%	61.3%
Tampa	56,017	54,958	1.9%	20,780	19,490	6.6%	35,237	35,468	(0.7)%	62.9%	64.5%
Orlando	43,362	43,237	0.3%	15,709	15,746	(0.2)%	27,653	27,491	0.6%	63.8%	63.6%
Jacksonville	12,461	12,455	—%	4,628	4,416	4.8%	7,833	8,039	(2.6)%	62.9%	64.5%
Florida Subtotal	183,719	180,889	1.6%	69,303	66,810	3.7%	114,416	114,079	0.3%	62.3%	63.1%

Southeast United States:
Atlanta	72,530	71,212	1.9%	24,837	23,350	6.4%	47,693	47,862	(0.4)%	65.8%	67.2%
Carolinas	33,035	32,381	2.0%	9,518	9,265	2.7%	23,517	23,116	1.7%	71.2%	71.4%
Southeast US Subtotal	105,565	103,593	1.9%	34,355	32,615	5.3%	71,210	70,978	0.3%	67.5%	68.5%

Texas:
Houston	10,217	10,024	1.9%	4,372	4,768	(8.3)%	5,845	5,256	11.2%	57.2%	52.4%
Dallas	17,387	17,274	0.7%	5,723	7,020	(18.5)%	11,664	10,254	13.8%	67.1%	59.4%
Texas Subtotal	27,604	27,298	1.1%	10,095	11,788	(14.4)%	17,509	15,510	12.9%	63.4%	56.8%

Midwest United States:
Chicago	17,484	17,058	2.5%	8,197	7,260	12.9%	9,287	9,798	(5.2)%	53.1%	57.4%
Minneapolis	7,392	7,067	4.6%	2,644	2,351	12.5%	4,748	4,716	0.7%	64.2%	66.7%
Midwest US Subtotal	24,876	24,125	3.1%	10,841	9,611	12.8%	14,035	14,514	(3.3)%	56.4%	60.2%

Total / Average	$564,427	$554,975	1.7%	$178,407	$171,558	4.0%	$386,020	$383,417	0.7%	68.4%	69.1%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q4 2025	Q4 2025	Q3 2025	Change	Q4 2025	Q3 2025	Change	Q4 2025	Q3 2025	Change	Q4 2025	Q3 2025
Western United States:
Southern California	$63,611	$63,963	(0.6)%	$16,766	$16,799	(0.2)%	$46,845	$47,164	(0.7)%	73.6%	73.7%
Northern California	32,320	32,433	(0.3)%	8,359	8,326	0.4%	23,961	24,107	(0.6)%	74.1%	74.3%
Seattle	34,166	34,467	(0.9)%	9,172	8,601	6.6%	24,994	25,866	(3.4)%	73.2%	75.0%
Phoenix	53,576	54,064	(0.9)%	10,891	12,043	(9.6)%	42,685	42,021	1.6%	79.7%	77.7%
Las Vegas	20,032	20,106	(0.4)%	4,673	4,973	(6.0)%	15,359	15,133	1.5%	76.7%	75.3%
Denver	18,958	19,169	(1.1)%	3,952	4,148	(4.7)%	15,006	15,021	(0.1)%	79.2%	78.4%
Western US Subtotal	222,663	224,202	(0.7)%	53,813	54,890	(2.0)%	168,850	169,312	(0.3)%	75.8%	75.5%

Florida:
South Florida	71,879	72,103	(0.3)%	28,186	29,136	(3.3)%	43,693	42,967	1.7%	60.8%	59.6%
Tampa	56,017	56,095	(0.1)%	20,780	22,289	(6.8)%	35,237	33,806	4.2%	62.9%	60.3%
Orlando	43,362	43,724	(0.8)%	15,709	16,814	(6.6)%	27,653	26,910	2.8%	63.8%	61.5%
Jacksonville	12,461	12,588	(1.0)%	4,628	4,712	(1.8)%	7,833	7,876	(0.5)%	62.9%	62.6%
Florida Subtotal	183,719	184,510	(0.4)%	69,303	72,951	(5.0)%	114,416	111,559	2.6%	62.3%	60.5%

Southeast United States:
Atlanta	72,530	72,637	(0.1)%	24,837	26,588	(6.6)%	47,693	46,049	3.6%	65.8%	63.4%
Carolinas	33,035	33,005	0.1%	9,518	10,008	(4.9)%	23,517	22,997	2.3%	71.2%	69.7%
Southeast US Subtotal	105,565	105,642	(0.1)%	34,355	36,596	(6.1)%	71,210	69,046	3.1%	67.5%	65.4%

Texas:
Houston	10,217	10,190	0.3%	4,372	4,903	(10.8)%	5,845	5,287	10.6%	57.2%	51.9%
Dallas	17,387	17,376	0.1%	5,723	7,110	(19.5)%	11,664	10,266	13.6%	67.1%	59.1%
Texas Subtotal	27,604	27,566	0.1%	10,095	12,013	(16.0)%	17,509	15,553	12.6%	63.4%	56.4%

Midwest United States:
Chicago	17,484	17,328	0.9%	8,197	8,328	(1.6)%	9,287	9,000	3.2%	53.1%	51.9%
Minneapolis	7,392	7,366	0.4%	2,644	2,832	(6.6)%	4,748	4,534	4.7%	64.2%	61.6%
Midwest US Subtotal	24,876	24,694	0.7%	10,841	11,160	(2.9)%	14,035	13,534	3.7%	56.4%	54.8%

Total / Average	$564,427	$566,614	(0.4)%	$178,407	$187,610	(4.9)%	$386,020	$379,004	1.9%	68.4%	66.9%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — FY
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, FY 2025	FY 2025	FY 2024	Change	FY 2025	FY 2024	Change	FY 2025	FY 2024	Change	FY 2025	FY 2024
Western United States:
Southern California	$253,490	$243,832	4.0%	$66,798	$67,008	(0.3)%	$186,692	$176,824	5.6%	73.6%	72.5%
Northern California	129,483	125,887	2.9%	32,974	33,424	(1.3)%	96,509	92,463	4.4%	74.5%	73.4%
Seattle	137,024	133,789	2.4%	35,433	33,864	4.6%	101,591	99,925	1.7%	74.1%	74.7%
Phoenix	216,217	213,702	1.2%	43,414	41,071	5.7%	172,803	172,631	0.1%	79.9%	80.8%
Las Vegas	80,251	78,517	2.2%	18,562	17,944	3.4%	61,689	60,573	1.8%	76.9%	77.1%
Denver	76,400	75,087	1.7%	16,122	15,242	5.8%	60,278	59,845	0.7%	78.9%	79.7%
Western US Subtotal	892,865	870,814	2.5%	213,303	208,553	2.3%	679,562	662,261	2.6%	76.1%	76.1%

Florida:
South Florida	287,471	278,860	3.1%	113,596	110,205	3.1%	173,875	168,655	3.1%	60.5%	60.5%
Tampa	223,686	221,799	0.9%	85,500	82,800	3.3%	138,186	138,999	(0.6)%	61.8%	62.7%
Orlando	174,686	171,649	1.8%	63,698	62,297	2.2%	110,988	109,352	1.5%	63.5%	63.7%
Jacksonville	50,221	49,634	1.2%	18,374	18,088	1.6%	31,847	31,546	1.0%	63.4%	63.6%
Florida Subtotal	736,064	721,942	2.0%	281,168	273,390	2.8%	454,896	448,552	1.4%	61.8%	62.1%

Southeast United States:
Atlanta	290,138	282,391	2.7%	102,165	95,171	7.3%	187,973	187,220	0.4%	64.8%	66.3%
Carolinas	131,954	128,222	2.9%	38,187	36,413	4.9%	93,767	91,809	2.1%	71.1%	71.6%
Southeast US Subtotal	422,092	410,613	2.8%	140,352	131,584	6.7%	281,740	279,029	1.0%	66.7%	68.0%

Texas:
Houston	40,863	40,033	2.1%	18,190	19,369	(6.1)%	22,673	20,664	9.7%	55.5%	51.6%
Dallas	69,832	69,020	1.2%	24,888	28,772	(13.5)%	44,944	40,248	11.7%	64.4%	58.3%
Texas Subtotal	110,695	109,053	1.5%	43,078	48,141	(10.5)%	67,617	60,912	11.0%	61.1%	55.9%

Midwest United States:
Chicago	69,624	67,174	3.6%	31,634	29,962	5.6%	37,990	37,212	2.1%	54.6%	55.4%
Minneapolis	29,322	28,260	3.8%	10,311	9,969	3.4%	19,011	18,291	3.9%	64.8%	64.7%
Midwest US Subtotal	98,946	95,434	3.7%	41,945	39,931	5.0%	57,001	55,503	2.7%	57.6%	58.2%

Total / Average	$2,260,662	$2,207,856	2.4%	$719,846	$701,599	2.6%	$1,540,816	$1,506,257	2.3%	68.2%	68.2%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q4 2025			FY 2025
	Renewal	New	Blended	Renewal	New	Blended
	Leases	Leases	Average	Leases	Leases	Average
Western United States:
Southern California	4.6%	2.6%	4.2%	6.0%	4.9%	5.8%
Northern California	3.1%	(0.5)%	2.3%	3.3%	2.2%	3.1%
Seattle	0.7%	0.1%	0.6%	2.6%	2.9%	2.7%
Phoenix	4.5%	(9.4)%	0.4%	3.8%	(4.2)%	1.4%
Las Vegas	4.4%	(4.5)%	1.8%	3.8%	(1.3)%	2.4%
Denver	4.5%	(4.6)%	1.3%	4.9%	1.2%	3.7%
Western US Subtotal	3.7%	(3.6)%	1.8%	4.2%	0.4%	3.2%

Florida:
South Florida	4.5%	(3.8)%	2.3%	5.5%	(1.8)%	3.6%
Tampa	3.4%	(8.1)%	(0.5)%	4.0%	(3.7)%	1.4%
Orlando	4.7%	(5.8)%	0.7%	4.4%	(2.0)%	2.2%
Jacksonville	3.9%	(3.0)%	1.6%	3.5%	(1.6)%	1.9%
Florida Subtotal	4.2%	(5.7)%	1.1%	4.7%	(2.4)%	2.5%

Southeast United States:
Atlanta	5.2%	(3.5)%	2.6%	5.4%	—%	3.7%
Carolinas	5.0%	(3.0)%	2.6%	4.9%	0.6%	3.6%
Southeast US Subtotal	5.2%	(3.4)%	2.6%	5.2%	0.2%	3.7%

Texas:
Houston	3.6%	(5.1)%	1.0%	3.6%	(1.8)%	2.2%
Dallas	3.2%	(6.5)%	0.3%	3.2%	(3.4)%	1.1%
Texas Subtotal	3.3%	(6.0)%	0.5%	3.4%	(2.8)%	1.5%

Midwest United States:
Chicago	5.8%	6.1%	5.9%	6.5%	9.2%	7.1%
Minneapolis	7.1%	1.0%	5.2%	7.9%	3.6%	6.6%
Midwest US Subtotal	6.2%	4.3%	5.7%	6.9%	7.1%	7.0%

Total / Average	4.2%	(4.1)%	1.8%	4.6%	(0.6)%	3.1%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 6

Same Store Cost to Maintain, net (1)
($ in thousands, except per home amounts) (unaudited)

Total	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
R&M OpEx, net	$23,934	$30,429	$25,928	$20,154	$22,600
Turn OpEx, net	10,268	11,641	9,618	8,123	9,008
Total recurring operating expenses, net	$34,202	$42,070	$35,546	$28,277	$31,608

R&M CapEx	$26,328	$35,453	$28,620	$24,867	$23,785
Turn CapEx	9,941	11,040	9,469	8,456	8,365
Total Recurring Capital Expenditures	$36,269	$46,493	$38,089	$33,323	$32,150

R&M OpEx, net + R&M CapEx	$50,262	$65,882	$54,548	$45,021	$46,385
Turn OpEx, net + Turn CapEx	20,209	22,681	19,087	16,579	17,373
Total Cost to Maintain, net	$70,471	$88,563	$73,635	$61,600	$63,758

Per Home	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
Total Cost to Maintain, net	$917	$1,153	$959	$802	$830

(1)Recurring R&M OpEx and Turn OpEx are presented net of applicable resident recoveries.

Total Wholly Owned Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
Recurring CapEx	$40,112	$51,719	$42,949	$37,092	$35,518
Value Enhancing CapEx	14,904	21,370	18,314	13,023	12,361
Initial Renovation CapEx	5,708	6,927	8,269	6,869	7,091
Disposition CapEx	904	862	869	952	1,423
Total Capital Expenditures	$61,628	$80,878	$70,401	$57,936	$56,393

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q4 2025	Q4 2024	FY 2025	FY 2024
Property management expense (GAAP)	$39,485	$39,238	$149,130	$137,490
Adjustments:
Share-based compensation expense	(1,640)	(1,245)	(6,419)	(5,830)
Adjusted property management expense	$37,845	$37,993	$142,711	$131,660

Adjusted G&A Expense	Q4 2025	Q4 2024	FY 2025	FY 2024
G&A expense (GAAP)	$23,697	$23,939	$95,250	$90,612
Adjustments:
Share-based compensation expense	(5,653)	(5,864)	(21,411)	(22,088)
Severance expense	(352)	(249)	(2,772)	(637)
Adjusted G&A expense	$17,692	$17,826	$71,067	$67,887

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 8(a)

Acquisitions and Dispositions
(unaudited)	September 30, 2025	Q4 2025 Acquisitions (1)		Q4 2025 Dispositions (2)		December 31, 2025
	Homes	Homes	Avg. Est.	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Wholly Owned Portfolio
Western United States:
Southern California	7,154	18	$527,480	72	$628,650	7,100
Northern California	4,027	—	—	30	443,028	3,997
Seattle	3,925	—	—	17	551,700	3,908
Phoenix	9,208	—	—	8	266,750	9,200
Las Vegas	3,394	—	—	3	322,033	3,391
Denver	2,915	43	416,477	4	293,500	2,954
Western US Subtotal	30,623	61	449,232	134	538,856	30,550

Florida:
South Florida	8,111	9	414,263	62	450,348	8,058
Tampa	9,678	47	324,155	23	297,435	9,702
Orlando	6,920	54	408,900	1	302,000	6,973
Jacksonville	2,125	34	322,405	1	519,900	2,158
Florida Subtotal	26,834	144	361,153	87	409,017	26,891

Southeast United States:
Atlanta	12,641	19	333,575	36	430,943	12,624
Carolinas	6,138	27	273,840	8	342,500	6,157
Southeast US Subtotal	18,779	46	298,513	44	414,863	18,781

Texas:
Houston	2,511	67	248,273	19	219,921	2,559
Dallas	3,543	30	269,756	19	257,536	3,554
Texas Subtotal	6,054	97	255,803	38	238,728	6,113

Midwest United States:
Chicago	2,453	—	—	5	285,490	2,448
Minneapolis	1,042	—	—	7	246,671	1,035
Midwest US Subtotal	3,495	—	—	12	262,846	3,483

Other (3):	354	20	245,111	—	—	374

Total / Average	86,139	368	$333,848	315	$438,955	86,192

Joint Venture Portfolio
2020 Rockpoint JV (4)	2,605	—	$—	—	$—	2,605
2022 Rockpoint JV (5)	309	81	321,925	1	760,000	389
FNMA JV (6)	332	—	—	12	395,500	320
Pathway Homes (7)	841	12	394,041	—	—	853
Upward America JV (8)	3,720	—	—	—	—	3,720
2024 Peregrine JV (9)	90	29	346,545	—	—	119

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 28

Supplemental Schedule 8(a) (Continued)

(1)Estimated stabilized cap rates on wholly owned acquisitions during the quarter averaged 5.4%. Stabilized cap rate represents forecasted nominal NOI for the 12 months following stabilization, divided by estimated cost basis.
(2)Cap rates on wholly owned dispositions during the quarter averaged 1.6%. Disposition cap rate represents actual NOI recognized in the 12 months prior to the month of disposition, divided by sales price.
(3)As of December 31, 2025, all of these homes were newly-constructed and located in San Antonio, Salt Lake City, Austin, or Nashville.
(4)Represents portfolio owned by the 2020 Rockpoint JV, of which we own 20.0%.
(5)Represents portfolio owned by the 2022 Rockpoint JV, of which we own 16.7%.
(6)Represents portfolio owned by the FNMA JV, of which we own 10.0%.
(7)Represents portfolio owned by Pathway Homes, of which we own 100.0%.
(8)Represents portfolio owned by the Upward America JV, of which we own 7.2%.
(9)Represents portfolio owned by the 2024 Peregrine JV, of which we own 30.0%.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 29

Supplemental Schedule 8(b)

Expected Development Pipeline of New Homes — As of December 31, 2025
(unaudited)

	Pipeline as of December 31, 2025 (1)(2)	Estimated Deliveries in 2026	Estimated Deliveries Thereafter	Avg. Estimated Cost Basis Per Home

Denver	86	86	—	$420,000
South Florida	1	1	—	410,000
Tampa	117	96	21	300,000
Orlando	250	217	33	400,000
Jacksonville	1	1	—	320,000
Atlanta	109	72	37	330,000
Carolinas	131	71	60	410,000
Houston	87	76	11	310,000
Dallas	40	40	—	250,000
Other	65	65	—	330,000
Total / Average	887	725	162	$360,000

(1)Represents the number of new homes as of December 31, 2025 that are under contract to be built and delivered during a future period to Invitation Homes or one of our joint ventures.
(2)Pipeline rollforward:

Pipeline as of September 30, 2025	1,002
Q4 2025 additions and cancellations (net)	206
Q4 2025 deliveries	(321)
Pipeline as of December 31, 2025	887

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 30

Glossary and Reconciliations

Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Bad Debt
Bad debt represents our reserves for residents’ accounts receivables balances that are aged greater than 30 days, under the rationale that a resident’s security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident’s security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. All rental revenues and other property income, in both Total Portfolio and Same Store Portfolio presentations, are reflected net of bad debt.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core Revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain, net
Cost to maintain, net a home represents the sum of the expensed and capitalized portions of recurring repairs & maintenance and turn spend, net of resident reimbursements, as indicated in tables presented, not including the internal labor associated with such work.

Disposition CapEx
Disposition CapEx represents expenditures related to the preparation of a home for disposition after the prior tenant has moved out of the home.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre, and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. We define EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; depreciation and amortization; and adjustments for unconsolidated joint ventures. National Association of Real Estate Investment Trusts (“Nareit”) recommends as a best practice that REITs that report an EBITDA performance measure also report EBITDAre. We define EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain on sale of property, net of tax, impairment on depreciated real estate investments, and adjustments for unconsolidated joint ventures. Adjusted EBITDAre is defined as EBITDAre before the following items: share-based

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 31 compensation expense; severance expense; casualty losses and reserves, net; and other income and expenses. EBITDA, EBITDAre, and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of our financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre, and Adjusted EBITDAre as measures of performance.

The GAAP measure most directly comparable to EBITDA, EBITDAre, and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre, and Adjusted EBITDAre are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our EBITDA, EBITDAre, and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre, and Adjusted EBITDAre of other companies due to the fact that not all companies use the same definitions of EBITDA, EBITDAre, and Adjusted EBITDAre. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies. See “Reconciliation of Net Income to Adjusted EBITDAre” for a reconciliation of GAAP net income to EBITDA, EBITDAre, and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated joint ventures. We define Core FFO as FFO adjusted for the following: non-cash interest expense related to amortization of deferred financing costs, loan discounts, and non-cash interest expense from derivatives; share-based compensation expense; legal settlements; severance expense; casualty (gains) losses and reserves, net; and (gains) losses on investments in equity and other securities, net, as applicable. We define Adjusted FFO as Core FFO less Recurring Capital Expenditures that are necessary to help preserve the value and maintain the functionality of our homes. Where appropriate, FFO, Core FFO, and Adjusted FFO are adjusted for our share of investments in unconsolidated joint ventures.

We believe that FFO is a meaningful supplemental measure of the operating performance of our business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss. We believe that Core FFO and Adjusted FFO are also meaningful supplemental measures of our operating performance for the same reasons as FFO and are further helpful to investors as they provide a more consistent measurement of our performance across reporting periods by removing the impact of certain items that are not comparable from period to period.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. FFO, Core FFO, and Adjusted FFO are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our FFO, Core FFO, and Adjusted FFO may not be comparable to the FFO, Core FFO, and Adjusted FFO of other companies due to the fact that not all companies use the same definition of FFO, Core FFO, and Adjusted FFO. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies. See “Reconciliation of FFO, Core FFO, and Adjusted FFO” for a reconciliation of GAAP net income to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to our standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. We define NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs, and marketing expense). NOI excludes: interest expense; depreciation and amortization; property management expense; general and administrative expense; impairment and other; gain on sale of property, net of tax; (gains) losses on investments in equity securities, net; other income and expenses; management fee revenues; and (income) losses from investments in unconsolidated joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 32

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that our basis for computing this non-GAAP measure is comparable with that of other companies.

We believe that Same Store NOI is also a meaningful supplemental measure of our operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of our performance across reporting periods by reflecting NOI for homes in our Same Store Portfolio. See “Reconciliation of Net Income to Same Store NOI” for a reconciliation of GAAP net income to NOI for our total portfolio and NOI for our Same Store Portfolio.

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and our systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and amortized contractual rent increases. Leases are either renewal leases, where our current resident chooses to stay for a subsequent lease term, or a new lease, where our previous resident moves out and a new resident signs a lease to occupy the same home.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, wholly owned homes that have been stabilized and seasoned, excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as our existing Same Store portfolio, and homes in markets that we have announced an intent to exit where we no longer operate a significant number of homes.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as our existing Same Store portfolio may be considered stabilized at the time of acquisition.

Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established.

We believe presenting information about the portion of our portfolio that has been fully operational for the entirety of a given reporting period and our prior year comparison period provides investors with meaningful information about the performance of our comparable homes across periods and about trends in our organic business.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated. Unless otherwise indicated, total homes or total portfolio refers to the wholly owned homes and excludes homes owned in joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 33

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Unsecured Facility Covenants
Unsecured facility covenants refer to financial and operating requirements that we must meet with respect to our $1,750 million revolving credit facility (the “Revolving Facility”) and our $1,750 million term loan facility (the “2024 Term Loan Facility” and together with the Revolving Facility, the “Credit Facility”), as set forth in our Second Amended and Restated Revolving Credit and Term Loan Agreement dated September 9, 2024 and our $725 million term loan facility (the “2022 Term Loan Facility” and together with the 2024 Term Loan Facility, the “Term Loan Facilities”), as set forth in our 2022 Term Loan Agreement as amended by the First Amendment dated September 9, 2024 and the Second Amendment dated April 28, 2025 (together with the Credit Facility, the “Unsecured Credit Agreements”). The metrics provided under the “Unsecured Facilities Covenant Compliance” heading on Supplemental Schedule 2(b) show our compliance with certain covenants that we believe are our most restrictive financial covenants, including: total leverage ratio, secured leverage ratio, unencumbered leverage ratio, fixed charge coverage ratio, and unsecured interest coverage ratio.

Total leverage ratio represents (i) total outstanding indebtedness (including our pro rata share of debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including our pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Secured leverage ratio represents (i) total outstanding secured indebtedness (including our pro rata share of secured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including our pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Unencumbered leverage ratio represents (i) total outstanding unsecured indebtedness (including our pro rata share of unsecured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) unencumbered asset value, as defined in the Unsecured Credit Agreements. For the purpose of calculating unencumbered asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Fixed charge coverage ratio represents (i) the trailing four quarters’ EBITDA (including our pro rata share of EBITDA from unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters’ fixed charges (including our pro rata share of fixed charges in unconsolidated entities), as defined in the Unsecured Credit Agreements. Fixed charges include cash interest expense, regularly scheduled principal payments, and preferred stock or preferred OP unit dividends.

Unsecured interest coverage ratio represents (i) the trailing four quarters’ unencumbered NOI, as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters’ total unsecured interest expense (including our pro rata share of interest expense from unsecured debt in unconsolidated entities), as defined in the Unsecured Credit Agreements.

The metrics set forth under the “Unsecured Facilities Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show our compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate our financial condition or results of operations, nor do they indicate our covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Unsecured Credit Agreements than similarly named metrics are defined by us in our Earnings Release and Supplemental Information for the purposes of evaluating our financial conditions or results of operations. For a more complete and detailed description of the covenants contained in our Unsecured Credit Agreements, see Exhibit 10.1 to our Current Report on Form 8-K filed on September 9, 2024 and Exhibit 10.1 to our Current Report on Form 8-K filed on April 30, 2025.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 34

The breach of any of the covenants set forth in the Unsecured Credit Agreements could result in a default of our indebtedness related to our Revolving Facility and Term Loan Facilities, which could cause those obligations to become due and payable. Our ability to comply with these covenants may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of our indebtedness is accelerated, we may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as such factors may be updated from time to time in our periodic filings with the SEC.

Unsecured Public Bond Covenants
Unsecured public bond covenants refer to financial and operating requirements that we must meet with respect to our senior notes, as set forth in our Supplemental Indentures to the Base Indenture for our Senior Notes (together, the “Indenture”). The metrics provided under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b) show our compliance with certain covenants that we believe are our most restrictive financial covenants, including: aggregate debt ratio, secured debt ratio, unencumbered assets ratio, and debt service ratio.

Aggregate debt ratio represents (i) total debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Secured debt ratio represents (i) secured debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Unencumbered assets ratio represents (i) total unencumbered assets, not including investments in unconsolidated joint ventures, as defined in the Indenture, divided by (ii) unsecured debt, as defined by the Indenture.

Debt service ratio represents (i) consolidated income available for debt service, as defined by the Indenture, divided by (ii) annual service charge for the trailing four quarters, calculated on a pro forma basis as if transactions during the period had occurred at the beginning of the period, as defined in the Indenture. Annual service charge includes interest expense and amortization of original issue discounts on debt, and excludes funded interest reserves, amortization of DFCs, and select nonrecurring charges.

The metrics set forth under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show our compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate our financial condition or results of operations, nor do they indicate our covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Indenture than similarly named metrics are defined by us in our Earnings Release and Supplemental Information for the purposes of evaluating our financial conditions or results of operations. For a more complete and detailed description of the covenants contained in our Unsecured Public Bond Agreements, see Exhibit 4.2 and/or 4.3 to our Current Reports on Form 8-K filed on August 6, 2021, November 5, 2021, April 5, 2022, August 2, 2023, September 26, 2024, and August 15, 2025.

The breach of any of the covenants set forth in the Indenture could result in a default of our indebtedness related to our senior notes, which could cause those obligations to become due and payable. Our ability to comply with these covenants may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of our indebtedness is accelerated, we may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as such factors may be updated from time to time in our periodic filings with the SEC.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 35

Reconciliation of Total Revenues to Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
Total revenues (Total Portfolio)	$685,250	$688,166	$681,401	$674,479	$659,130
Management fee revenues	(21,662)	(21,975)	(22,294)	(21,408)	(21,080)
Total portfolio resident recoveries	(45,389)	(46,885)	(40,944)	(44,118)	(38,120)
Total Core Revenues (Total Portfolio)	618,199	619,306	618,163	608,953	599,930
Non-Same Store Core Revenues	(53,772)	(52,692)	(50,579)	(46,916)	(44,955)
Same Store Core Revenues	$564,427	$566,614	$567,584	$562,037	$554,975

Reconciliation of Total Revenues to Same Store Core Revenues, FY
(in thousands) (unaudited)

	FY 2025	FY 2024
Total revenues (Total Portfolio)	$2,729,296	$2,618,942
Management fee revenues	(87,339)	(69,978)
Total portfolio resident recoveries	(177,336)	(155,429)
Total Core Revenues (Total Portfolio)	2,464,621	2,393,535
Non-Same Store Core Revenues	(203,959)	(185,679)
Same Store Core Revenues	$2,260,662	$2,207,856

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
Property operating and maintenance expenses (Total Portfolio)	$244,823	$259,037	$244,278	$237,449	$228,464
Total Portfolio resident recoveries	(45,389)	(46,885)	(40,944)	(44,118)	(38,120)
Core Operating Expenses (Total Portfolio)	199,434	212,152	203,334	193,331	190,344
Non-Same Store Core Operating Expenses	(21,027)	(24,542)	(22,259)	(20,577)	(18,786)
Same Store Core Operating Expenses	$178,407	$187,610	$181,075	$172,754	$171,558

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, FY
(in thousands) (unaudited)

	FY 2025	FY 2024
Property operating and maintenance expenses (Total Portfolio)	$985,587	$935,273
Total Portfolio resident recoveries	(177,336)	(155,429)
Core Operating Expenses (Total Portfolio)	808,251	779,844
Non-Same Store Core Operating Expenses	(88,405)	(78,245)
Same Store Core Operating Expenses	$719,846	$701,599

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 36

Reconciliation of Net Income to Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
Net income available to common stockholders	$144,308	$136,474	$140,665	$165,517	$142,941
Net income available to participating securities	246	264	222	228	169
Non-controlling interests	496	472	480	537	460
Interest expense	90,878	90,781	87,414	84,254	95,158
Depreciation and amortization	189,875	188,457	185,455	183,146	181,912
Property management expense	39,485	37,073	35,833	36,739	39,238
General and administrative	23,697	18,444	23,591	29,518	23,939
Casualty losses, impairment, and other	311	3,420	3,029	4,683	47,563
Gain on sale of property, net of tax	(54,463)	(45,515)	(46,591)	(71,666)	(103,019)
Other, net (1)	1,877	1,389	2,223	(1,144)	(3,360)
Management fee revenues	(21,662)	(21,975)	(22,294)	(21,408)	(21,080)
(Income) losses from investments in unconsolidated joint ventures	3,717	(2,130)	4,802	5,218	5,665
NOI (Total Portfolio)	418,765	407,154	414,829	415,622	409,586
Non-Same Store NOI	(32,745)	(28,150)	(28,320)	(26,339)	(26,169)
Same Store NOI	$386,020	$379,004	$386,509	$389,283	$383,417

Reconciliation of Net Income to Same Store NOI, FY
(in thousands) (unaudited)

	FY 2025	FY 2024
Net income available to common stockholders	$586,964	$453,164
Net income available to participating securities	960	753
Non-controlling interests	1,985	1,448
Interest expense	353,327	366,070
Depreciation and amortization	746,933	714,326
Property management expense	149,130	137,490
General and administrative	95,250	90,612
Casualty losses, impairment, and other	11,443	82,925
Gain on sale of property, net of tax	(218,235)	(244,550)
Other, net (1)	4,345	52,986
Management fee revenues	(87,339)	(69,978)
Losses from investments in unconsolidated joint ventures	11,607	28,445
NOI (Total Portfolio)	1,656,370	1,613,691
Non-Same Store NOI	(115,554)	(107,434)
Same Store NOI	$1,540,816	$1,506,257

(1)Includes settlement and other costs related to certain litigation and regulatory matters, interest income, gains and losses resulting from investments in equity securities, and other miscellaneous income and expenses.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 37

Reconciliation of Net Income to Adjusted EBITDAre
(in thousands, unaudited)
	Q4 2025	Q4 2024	FY 2025	FY 2024
Net income available to common stockholders	$144,308	$142,941	$586,964	$453,164
Net income available to participating securities	246	169	960	753
Non-controlling interests	496	460	1,985	1,448
Interest expense	90,878	95,158	353,327	366,070
Interest expense in unconsolidated joint ventures	6,490	5,363	25,312	26,333
Depreciation and amortization	189,875	181,912	746,933	714,326
Depreciation and amortization of investments in unconsolidated joint ventures	4,424	3,502	16,361	13,377
EBITDA	436,717	429,505	1,731,842	1,575,471
Gain on sale of property, net of tax	(54,463)	(103,019)	(218,235)	(244,550)
Impairment on depreciated real estate investments	223	176	657	506
Net (gain) loss on sale of investments in unconsolidated joint ventures	(1,586)	930	(8,461)	1,215
EBITDAre	380,891	327,592	1,505,803	1,332,642
Share-based compensation expense	7,293	7,109	27,830	27,918
Severance expense	352	249	2,772	637
Casualty losses and reserves, net (1)	125	47,526	10,924	82,700
Other, net (2)	1,877	(3,360)	4,345	52,986
Adjusted EBITDAre	$390,538	$379,116	$1,551,674	$1,496,883

(1)Includes our share from unconsolidated joint ventures.
(2)Includes settlement and other costs related to certain litigation and regulatory matters, interest income, gains and losses resulting from investments in equity securities, and other miscellaneous income and expenses.

Reconciliation of Net Debt / Trailing Twelve Months (TTM) Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

	As of		As of
	December 31, 2025		December 31, 2024
Secured debt, net	$1,384,114		$1,385,573
Unsecured notes, net	4,398,921		3,800,688
Term loan facility, net	2,451,985		2,446,041
Revolving facility	145,000		570,000
Total Debt per Balance Sheet	8,380,020		8,202,302
Retained and repurchased certificates	(55,499)		(55,499)
Cash, ex-security deposits and letters of credit (1)	(167,472)		(235,649)
Deferred financing costs, net	54,208		60,559
Unamortized discounts on notes payable	24,171		24,336
Net Debt (A)	$8,235,428		$7,996,049

	For the TTM Ended		For the TTM Ended
	December 31, 2025		December 31, 2024
Adjusted EBITDAre (B)	$1,551,674		$1,496,883

Net Debt / TTM Adjusted EBITDAre (A / B)	5.3	x	5.3	x

(1)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 38

Components of Non-Cash Interest Expense
(in thousands) (unaudited)

	Q4 2025	Q4 2024	FY 2025	FY 2024
Amortization of discounts on notes payable	$893	$764	$3,303	$2,765
Amortization of deferred financing costs	5,444	5,188	21,503	18,598
Change in fair value of interest rate derivatives	—	—	—	1
Amortization of swap fair value at designation	553	5,252	(4,988)	12,418
Our share from unconsolidated joint ventures	1,432	1,270	6,990	10,899
Total non-cash interest expense	$8,322	$12,474	$26,808	$44,681

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q4 2025 Earnings Release and Supplemental Information — page 39